UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)

Letter with Respect to Existing Equity Awards

On March 6, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of MGM Resorts International (the “Company”) approved amendments to outstanding restricted stock unit (“RSU”) award agreements (the “RSU Amendments”). The RSU Amendments provide that for every dividend paid with respect to the shares underlying an employee’s or director’s existing RSU awards, such RSU awards will accrue dividend equivalents that will be reinvested in additional full and fractional RSUs on the dividend payment date. Any dividend equivalents will be subject to the vesting, settlement and other conditions applicable to the RSU on which the dividend equivalent is being paid. In addition, the right of any Section 16 officer to receive dividend equivalents will be subject to the Company’s Adjusted EBITDA for the six-month period ending September 30, 2017 being at least 50% of the Adjusted EBITDA target as set by the Compensation Committee in accordance with Rule 162(m).

In addition, on March 6, 2017, the Committee approved a make-whole award (the “Make-Whole PSU Grant”) to the holders of performance share units (“PSUs”) that are employees of the Company. The make-whole award mirrors the economics of each outstanding PSU award such that the holder of the make-whole PSU will receive, at the end of the applicable performance period, a number of shares equal to the number of shares such executive would have been entitled to receive had their original PSU award been granted with dividend equivalent rights and a performance metric based on total shareholder return less the number of shares actually received pursuant to the original PSU award.

The Company communicated the RSU Amendments and the Make-Whole PSU Grant to its existing employees through the form letter (the “Letter”) filed as Exhibit 10.1 to this Current Report. The foregoing summary is qualified in its entirety by the terms of the Letter.

Award Forms

On March 6, 2017, the Committee also approved certain new award forms to be used to evidence future RSU and PSU awards made under the Company’s 2005 Omnibus Incentive Plan, as amended (the “Plan”).

The Committee approved new Form of Restricted Stock Unit Award Agreements for employees, Section 16 Officers and non-employee directors. The new award agreements modify the prior forms to provide for dividend equivalent rights.

The Committee also approved new Form of Performance Share Unit Agreements. The new award agreements modify the prior forms to provide for dividend equivalent rights and to change the performance metric from stock price to total shareholder return.

Other than as described above, the forms are otherwise substantially similar to the forms currently used for these types of awards under the Plan. The amended award forms are included herewith as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6.

Item 9.01	Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits:

2

Exhibit No.	Description

10.1	Form of Letter to Employees re Existing Equity Awards

10.2	Form of Performance Share Unit Agreement (Bonus Payout)

10.3	Form of Performance Share Unit Agreement (Annual Grant)

10.4	Form of Restricted Stock Unit Agreement (Non-Employee Director)

10.5	Form of Restricted Stock Unit (with Performance Hurdle)

10.6	Form of Restricted Stock Unit (no Performance Hurdle)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2017

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Chief Corporate Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Letter to Employees re Existing Equity Awards

10.2	Form of Performance Share Unit Agreement (Bonus Payout)

10.3	Form of Performance Share Unit Agreement (Annual Grant)

10.4	Form of Restricted Stock Unit Agreement (Non-Employee Director)

10.5	Form of Restricted Stock Unit (with Performance Hurdle)

10.6	Form of Restricted Stock Unit (no Performance Hurdle)